WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
FIRSTAR EXPLORATION CORPORATION
810 Jewel Blackfoot, Idaho 83221

To the Stockholders of Firstar Exploration Corporation:

     This information is being provided to the shareholders of Firstar Exploration Corporation (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of an annual meeting of the holders of a majority of our common stock authorizing the election of Linda Smith and Coalton Schaefer the Company's directors.

     The elimination of the need for an annual meeting of the shareholders is authorized by Section 78.320 of the Nevada Revised Statutes (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the annual meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to elect directors. In order to eliminate the costs and management time involved in holding an annual meeting and in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     The date on which this Information Statement was first sent to the shareholders is on, or about October 5, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was October 2, 2007, (the "Record Date").

By Order of the Board of Directors

Linda Smith
President
October 4, 2007

     This information statement is being furnished to all holders of the common stock of Firstar Exploration Corporation in connection with the Proposed Action by Written Consent to elect Linda Smith and Coalton Schaefer as the Company's directors.

INFORMATION STATEMENT

     This information statement is being furnished to all holders of the common stock of Firstar Exploration Corporation, a Nevada Corporation ("FEC" or the "Company"), in connection with a resolution of the Board of Directors and the written consent of one shareholder, representing 70.00% of the common stock of FEC providing for the election of Linda Smith and Coalton Schaefer as Directors.

     The Form 10-KSB for the year ended December 31, 2006, and quarterly reports on Form 10-QSB for the past quarters ended March 31 2007, and June 30, 2007, filed by FEC with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. FEC is current in the filing of all required reports. See the caption entitled "Additional Information," below.

CONSENT NO. 1
ELECTION OF DIRECTORS

     The Board of Directors has fixed the current number of authorized directors at two. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

     Pursuant to the Written Consent, Linda Smith and Coalton Schaefer have been elected to hold office until the next annual meeting of the stockholders and until their successor has been elected and takes office. Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board of Directors without the vote or consent of any other stockholders of the Company.

     The following table includes the names and certain information about the directors and executive officers of the Company.

Name and Address	Age	Current Positions with the Company
Linda Smith	50	president, principal executive officer, treasurer,
810 Jewel		principal financial officer, principal accounting
Blackfoot, Idaho 83221		officer, secretary, and a member of the board of directors

Coalton Shaefer	21	None
2682 Whitetail Ridge
Kila, Montana 59920

Linda Smith - Director Nominee

     On September 19, 2007, Linda Smith was appointed our president, principal accounting officer, secretary, treasurer, principal financial officer, and principal accounting officer. On May 20, 2007, Linda S. Smith was appointed to the board of directors of Sterling Gold Corp., a Nevada corporation exploration corporation that files reports with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934 and is traded on the Bulletin Board operated by FINRA under the symbol SGCO. Since January 2002, Linda S. Smith has worked as a staff accountant for Lamprecht, Green & Associates, LLP. From August 2004 to May 20, 2007, Ms. Smith was a staff accountant with Dance, Collins & Co. Both employers are Public Accounting firms and are located in Pocatello Idaho. Her duties included compiling and reviewing financial statements, tax return preparation, and client representation.

Coalton Schaefer - Director Nominee

     Since February 2006, Mr. Schaefer has been president and Chief Executive Officer of Emerald Discoveries Inc. located in British Columbia, Canada. Emerald Discoveries, Inc. is a land development company. From March 2005 to March 2006 worked as Chief Executive Officer of Morgan List Advisors, an advertising company located in Buffalo, Wyoming. Prior to joining Morgan List Advisors, Mr. Schaefer was a student at the University of Montana and a student at Buffalo High School, Buffalo, Wyoming. Mr. Schaefer owns 4,999,000 shares of our common stock or 71.00% of the total shares of common stock outstanding.

Conflicts of Interest

     There are no conflicts of interest.

Involvement in Certain Legal Proceedings

     Other than as described in this section, to our knowledge, during the past five years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Audit Committee and Charter

     We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. There were no meetings of the audit committee in the last twelve months.

Audit Committee Financial Expert

     None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

     We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

     We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Section 16(a) of the Securities Exchange Act of 1934

     As of the date of this report, Ms. Smith, our sole officer is current with filings on Forms 3 and 4 pursuant to section 16(a) of the Securities Exchange Act of 1934.

Nomination of Directors

     We do not have a standing nominating committee. Linda Smith and Coalton Schaefer were nominated by our board of directors. At the time of the nominations, there was one member of the Board of Directors, Allen Collins. The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors for the next fiscal year should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Information Statement in the section titled "Stockholders' Proposals".

     Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

Minimum, relevant employment experience;
Familiarity with generally accepted accounting principles and the preparation of financial statements;
Post secondary education or professional license;
Previous experience as a Board member of an operating company;
and The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

     A candidate for director must agree to abide by our Code of Ethics, discussed in greater detail below.

     Our goal is to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

     The Board of Directors has not received a nominee from a stockholder.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us from inception on December 9, 2005 through December 31, 2006. The compensation addresses all compensation awarded to, earned by, or paid the to our named executive officers for the fiscal year ended December 31, 2006. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Securities
						Restricted
				Other	Under	Shares or		Other
				Annual Options/ Restricted				Annual
Names Executive				Compen-	SARs	Share	LTIP	Compen-
Officer and	Year	Salary Bonus		sation	Granted	Units	Payouts	sation
Principal Position	Ended (US$)		(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Linda Smith	2006	0	0	0	0	0	0	0
President, Treasurer	2005	0	0	0	0	0	0	0
Secretary	2004	0	0	0	0	0	0	0

Allen Collins	2006	0	0	0	0	0	0	0
President, Treasurer	2005	0	0	0	0	0	0	0
(Resigned)	2004	0	0	0	0	0	0	0

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Allen Collins	0	0	0	0	0	0	0
(Resigned)

     We have not paid any officers or directors salaries in 2007, and we do not anticipate paying any officers or directors salaries at any time in 2008. We will not begin paying our officers salaries until we have adequate funds to do so.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Ownership [1]	Shares	Ownership

Linda Smith	0	0%
810 Jewel
Blackfoot, Idaho 83221

Allen Collins	100,000	1.43%
200 South Main, Suite I
Pocatello, Idaho 83204
(Resigned)

All Officers and Directors	100,000	1.43%
as a Group (1 person)

Coalton Schaefer	4,999,000	71.00%
2682 Whitetail Ridge
Kila, Montana 59920

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ms. Smith, our current sole officer, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Ms. Smith.

     In December 2005, we issued a total of 100,000 shares of restricted common stock to Allen Collins, our sole officer and director at that time, in consideration of $1,000. This was accounted for as a purchase of common stock.

     In December 2005, Mr. Schaefer loaned $ 1,000 to pay the costs of incorporation, accounting fees and a portion of legal fees for this offering. The loan is interest free. There is no writing to evidence the foregoing. The agreement is entirely oral.

     Ms. Smith is our only promoter. She has not received or will she receive anything of value from us, directly or indirectly in her capacity as a promoter.

PRINCIPAL ACCOUNTING FEES AND SERVICES

(1) Audit Fees

     The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our Form 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2006	$14,959	Williams & Webster, P.S., Certified Public Accountants
2005	$-0-	Williams & Webster, P.S., Certified Public Accountants

(2) Audit-Related Fees

     The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2006	$-0-	Williams & Webster, P.S., Certified Public Accountants
2005	$-0-	Williams & Webster, P.S., Certified Public Accountants

(3) Tax Fees

     The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2006	$-0-	Williams & Webster, P.S., Certified Public Accountants
2005	$-0-	Williams & Webster, P.S., Certified Public Accountants

(4) All Other Fees

     The aggregate fees billed in each of the last two fiscal yeas for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2006	$-0-	Williams & Webster, P.S., Certified Public Accountants
2005	$-0-	Williams & Webster, P.S., Certified Public Accountants

     (5) Our audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

     (6) The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

BOARD OF DIRECTORS' RECOMMENDATIONS AND VOTE REQUIRED

     The affirmative vote of at least a majority of the issued and outstanding shares as of October 2, 2007 eligible to vote was necessary for approval of the foregoing consent item. The required votes have been obtained pursuant to the Written Consent from Coalton Schaefer. No further vote is required to approve the Election of Directors or the ratification of our independent Auditor. The information contained in this Information Statement constitutes the only notice any stockholder will be provided.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, NW, Washington, DC 20549 or may be accessed at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES
ONLY.

LINDA SMITH
October 4, 2007	Linda Smith, President